American Filtrona Corporation
                        3951 Westerre Parkway, Suite 300
                               Richmond, VA 23233

                                Mailing Address:
                                 P.O. Box 31640
                               Richmond, VA 23294


FOR IMMEDIATE RELEASE

Date:           June 27, 1997
Contact:        John L. Morgan or John D. Barlow, Jr.
                Phone:  804/346-2400 - Fax:  804/346-0164



                Richmond, VA - American Filtrona Corporation (NASDAQ-NM Symbol
     AFIL) announced today that WBT Holdings, LLC, has terminated the Merger Agreement between American Filtrona and WBT Holdings. The Board of Directors of American Filtrona has authorized the Special Committee of the Board to explore other alternatives to enhance shareholder value, including a sale of American Filtrona.